Exhibit 10.3

ASP Isotopes Inc.

2021 Stock Incentive Plan

Performance Share Award Grant Notice

ASP Isotopes Inc., a Delaware corporation (the “Company”), hereby grants Paul Mann, a resident of the State of Florida (the “Recipient”), an award (this “Award”) of performance-based shares of Restricted Stock (“Performance Shares”) under the Company’s 2021 Stock Incentive Plan (the “Plan”).

1.	Number of Performance Shares:

The number of Performance Shares granted to the Recipient pursuant to this Award is 1,500,000.

2.	Date of Grant:

The date of grant of the Performance Shares is October 4, 2021 (the “Grant Date”).

3.	Vesting Conditions:

See Attachment A.

4.	Additional Terms:

The Performance Shares are subject to all of the terms and conditions set forth herein and in the Plan and the Performance Share Award Agreement (the “Award Agreement”), each of which is attached hereto and incorporated herein in their entirety.

Performance Share Award Grant Notice – Page 1 of 2

5.	Execution:

By his signature below or by electronic acceptance or authentication in a form authorized by the Company, the Recipient hereby: (a) agrees to be bound by the terms and conditions of the Plan, the Award Agreement and this Grant Notice; (b) acknowledges and agrees that the Recipient has reviewed the Plan, the Award Agreement, and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Award Agreement and this Grant Notice; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Award Agreement, or this Grant Notice (including any exhibit attached hereto).

ASP ISOTOPES INC.		RECIPIENT

By:	/s/ Robert Ainscow	By:	/s/ Paul Mann
Print Name:	Robert Ainscow	Print Name:	Paul Mann
Title:	Vice President	Address:

Attachments:

Attachment A – Vesting Conditions

Attachment B – Performance Share Award Agreement

Attachment C – ASP Isotopes Inc. 2021 Stock Incentive Plan

Performance Share Award Grant Notice – Page 2 of 2

Attachment A

Vesting Conditions

General

The number of Performance Shares that may become vested and nonforfeitable will range for zero to 1,500,000, depending on the Adjusted Share Price on the Measurement Date. If on the Measurement Date, the Adjusted Share Price:

(a)	is less than $5.00, then all Performance Shares covered by this award will be immediately forfeited for no consideration;

(b)	equals or exceeds $5.00, then the Recipient will vest in 20% of the Performance Shares on the Measurement Date;

(c)	equals or exceeds $7.50, then the Recipient will vest in 40% of the Performance Shares on the Measurement Date;

(d)	equals or exceeds $10.00, then the Recipient will vest in 60% of the Performance Shares on the Measurement Date;

(e)	equals or exceeds $12.50, then the Recipient will vest in 80% of the Performance Shares on the Measurement Date; and

(f)	equals or exceeds $15.00, then the Recipient will vest in 100% of the Performance Shares on the Measurement Date;

provided, however, that if the Adjusted Share Price exceeds $12.00 for 90 consecutive trading days before the Measurement Date, then the Recipient will immediately vest in 100% of the Performance Shares.

Any Performance Shares that do not become vested on or before the Measurement Date shall be forfeited for no consideration immediately following the Measurement Date. For avoidance of doubt, termination of the Recipient’s Continuous Service for any reason shall not result in the forfeiture of any Performance Shares covered by this Award.

Interpolation

If the Adjusted Share Price on the Measurement Date is between any of the values set forth above, the Recipient shall vest in that percentage of the Performance Shares that is the mathematical linear interpolation between the specified percentages at the defined ends of the applicable spectrum.

Defined Terms

For purposes of this Agreement, the following terms shall have the following meanings:

(A) “Adjusted Share Price” means the sum of (x) the average of the Adjusted Closing Prices of the shares of Common Stock during the 90 consecutive trading days ending on the specified measurement date (or if such measurement date does not fall on a trading day, the immediately preceding trading day); and (y)(i) the aggregate value of any dividends paid over the Performance Period on the shares of Common Stock (including per-common-share-equivalent payments made to holders of common share derivatives), divided by (ii) the number of Diluted Shares as of the measurement date.

(B) “Adjusted Closing Prices” means the closing prices of the Common Stock on its primary trading platform, adjusted equitably by the Committee to eliminate the effect of any stock split, stock dividend, reverse stock split or consolidation of the common stock after the Grant Date.

(D) “Diluted Shares” means the outstanding shares Common Stock plus the number of shares of Common Stock into which any outstanding shares of preferred stock are convertible by the holder without payment or material conditions to conversion.

(E) “Performance Period” means the period from the Grant Date to and including the Measurement Date.

(F) “Measurement Date” means the first to occur of (a) the date that is the third anniversary of the Grant Date or (b) the date on which occurs a Change in Control.

Attachment B

Performance-Based Restricted Stock Unit Award Agreement

Attachment C

ASP Isotopes Inc.

2021 Stock Incentive Plan

ASP Isotopes Inc.

2021 Stock Incentive Plan

PERFORMANCE SHARE AWARD AGREEMENT

Pursuant to the Company’s 2021 Stock Incentive Plan (the “Plan”), the Company has granted to the Recipient an award of the number of performance-based shares of Restricted Stock (“Performance Shares”) set forth in that certain Performance Share Grant Notice (the “Grant Notice”) executed by the Company and the Recipient as of the Grant Date. Capitalized terms used but not otherwise defined in this Performance Share Award Agreement (this “Agreement”) shall have the meanings set forth in the Plan and the Grant Notice, each of which is attached hereto and incorporated herein in their entirety.

The Performance Shares issued to the Recipient pursuant to this Agreement and the Grant Notice are subject to all of the terms and conditions set forth in this Agreement and in the Plan and the Grant Notice.

1. Award of Performance Shares.

(a) Grant of Performance Shares. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date the Company hereby grants to the Recipient an award of Performance Shares under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or an Affiliate and for other good and valuable consideration.

(b) Escrow of Performance Shares. The Company shall evidence the Performance Shares in the manner that it deems appropriate. The Company may issue in the Recipient’s name a certificate or certificates representing the Performance Shares and retain that certificate or those certificates until the restrictions on such Performance Shares expire as contemplated in Section 1(e) of this Agreement and described in the Grant Notice or the Performance Shares are forfeited as contemplated in Section 1(d) of this Agreement and described in the Grant Notice. If the Company certificates the Performance Shares, the Recipient shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company. The Company shall hold the Performance Shares and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (i) a certificate or certificates for the Performance Shares are delivered to the Recipient, (ii) the Performance Shares are otherwise transferred to the Recipient free of restrictions, or (iii) the Performance Shares are canceled and forfeited pursuant to this Agreement.

(c) Ownership of Restricted Shares. From and after the time the Performance Shares are issued in the Recipient’s name, the Recipient will be entitled to all the rights of absolute ownership of the Performance Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board, subject, however, to the terms, conditions and restrictions set forth in this Agreement; provided, however, that each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to the holders of Common Stock or, if later, the 15th day of the third month following the date the dividends are paid to the holders of Common Stock.

(d) Restrictions; Forfeiture. The Performance Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 1(e) of this Agreement and as described in the Grant Notice. The Performance Shares are also restricted in the sense that they may be forfeited to the Company (the “Forfeiture Restrictions”). The Recipient hereby agree that if the Performance Shares are forfeited, the Company shall deliver the Performance Shares to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

(e) Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Performance Shares granted pursuant to this Agreement will expire and the Performance Shares will become transferable and nonforfeitable as set forth in the Grant Notice, except as otherwise provided in this Agreement.

2. Transferability of Shares of Common Stock Acquired under Award.

A holder of shares of Common Stock acquired pursuant to this Award (“Acquired Shares”) or any beneficial interest therein (a “Holder”) may not transfer any Acquired Shares, or any beneficial interest therein, unless:

(a) the Acquired Shares subject to the transfer are then registered under the Securities Act and any applicable state securities or “blue sky” laws or, if such Acquired Shares are not then so registered, the Company has determined that such transfer would be exempt from the registration requirements of the Securities Act and such state laws;

(b) such transfer complies with all other applicable laws and regulations and contractual obligations applicable to or binding on the Company, the Common Stock or the Holder;

(c) the transferee (if other than the Company) agrees in writing (in such form as the Company may require) to be bound by the provisions of this Section 2 and of Section 3 through Section 7 below with respect to such Acquired Shares, or interest therein, and any subsequent transfer thereof; and

(d) such transfer satisfies one or more of the following conditions:

(i) such transfer is approved in advance by the Committee in writing;

(ii) such transfer is made to the Company;

(iii) such transfer is made to (A) any member of the Holder’s immediate family (i.e., spouse, lineal descendant, father, mother, brother or sister), (B) any custodian or trustee for the Holder’s account and/or the account of one or more members of the Holder’s immediate family or (C) any limited partnership of which all of the general partners and limited partners consist of (1) the Holder, (2) one or more members of the Holder’s immediate family and/or (3) any trust of which only the Holder or one or more members of the Holder’s immediate family are the beneficiaries (such family members, custodians, trustees and limited partnerships are referred to collectively as “Related Persons”);

(iv) such transfer is made following the death of the Holder by will or pursuant to the laws of descent and distribution; or

(v) the Holder provides the Company with a Notice of Offer (as defined in Section 3(a) below) and such transfer is permitted by Section 3(e) below.

Any transfer or purported transfer by a Holder of any Acquired Shares, or any beneficial interest therein, that is not permitted by this Section 2 shall be null and void, and such Acquired Shares (together with any other Acquired Shares held by such Holder) shall thereupon become subject to the Company’s right of repurchase pursuant to Section 4 below.

3. Right of First Refusal.

(a) Notice of Offer. A Holder may at any time, and from time to time, provide the Company with a written notice (a “Notice of Offer”) that the Holder desires to transfer all of any portion of the Acquired Shares to a third party pursuant to a bona fide written offer (the “Offer”), a copy of which shall be enclosed with the Notice of Offer. The Notice of Offer shall set forth the number of Acquired Shares that the Holder desires to sell (the “Offered Shares”), the name of the person to whom the Holder desires to make such sale (the “Transferee”), the form and amount of consideration that has been offered in connection with the Offer and the other material terms and conditions of the Offer. The Notice of Offer shall also set forth the Holder’s irrevocable offer to sell the Offered Shares to the Company for the lesser of (i) the aggregate purchase price set forth in the Offer or (ii) the aggregate Fair Market Value of the Offered Shares as of the date of the Notice of Offer (such lesser amount, the “Offer Price”), in accordance with this Section 3.

(b) Company Right of Purchase. Upon receipt of a Notice of Offer, the Company shall have the right and option (but not the obligation) to purchase all (but not less than all) of the Offered Shares for the Offer Price in accordance with this Section 3. The Company will be entitled to exercise this right at any time during the period (the “Offer Period”) beginning on the date the Notice of Offer is delivered to the Secretary of the Company and ending on the thirtieth (30th) day thereafter; provided, however, that if non-cash consideration is specified in the Offer, the end of the Offer Period will be tolled until such later date that is ten (10) days after the final determination of the fair market value of such non-cash consideration pursuant to Section 3(f) below.

(c) Exercise of Purchase Right. To exercise such purchase right, the Company must provide the Holder with a notice of exercise (an “Exercise Notice”) during the Offer Period. The Exercise Notice shall state that the Company is exercising its right and option to purchase from the Holder all (but not less than all) of the Offered Shares for the Offer Price. The Exercise Notice shall also set forth the Fair Market Value of the Offered Shares as of the date of the Notice of Offer (determined in accordance with the Plan), the Offer Price and the date on which the purchase of the Offered Shares will be settled (which date shall be no later than ten (10) days after the Exercise Notice is delivered to the Holder).

(d) Closing of Purchase. The settlement of the Company’s purchase of the Offered Shares will be effected by the Holder’s delivery to the Company of the certificate(s) representing the Offered Shares (properly endorsed for transfer), free and clear of all liens and encumbrances, and such other instruments of transfer as the Company may reasonably request, against payment by the Company to the Holder of the Offer Price in cash (by check or such other means as the Company and the Holder may agree) or by cancellation of indebtedness owed by the Holder to the Company.

(e) Conditions of Permitted Transfer. If the Company does not provide the Holder with an Exercise Notice during the Offer Period pursuant to Section 3(c) above (or if the Company timely provides the Holder with an Exercise Notice but does not timely consummate the purchase of the Offered Shares pursuant to Section 3(d) above), the Holder may sell the Offered Shares to the Transferee during the sixty (60) day period commencing on the expiration of the Offer Period on the terms and conditions specified in the Offer.

(f) Valuation of Non-Cash Consideration. If the consideration that has been offered in connection with the Offer includes any non-cash consideration, the dollar value of such non-cash consideration for purposes of calculating the Offer Price will be its fair market value, as reasonably determined by the Committee in good faith as soon as practicable following the Company’s receipt of the Notice of Offer.

4. Rights of Repurchase of Acquired Shares.

(a) Triggering Events. The Company shall have the right and option (but not the obligation) to purchase all (or any lesser portion that the Company may elect) of the Acquired Shares held by a Holder from such Holder in any of the following circumstances:

(i) upon the transfer or purported transfer of any Acquired Shares, or any beneficial interest therein, by the Holder (or a Related Person of the Holder) in violation of Section 2; or

(ii) upon any involuntary transfer of any Acquired Shares, or any beneficial interest therein, by the Holder (whether upon the death, divorce or bankruptcy of the Holder or for any other reason), other than a transfer made upon the death of the Holder by will or pursuant to the laws of descent and distribution if such transfer satisfies the conditions set forth in Section 2; provided, however, that rights of repurchase pursuant to this clause (iii) shall extend to only the Acquired Shares that are subject to such involuntary transfer (and not to any other Acquired Shares of the Holder).

(b) Exercise of Repurchase Right. The Company will be entitled to exercise a repurchase right pursuant to Section 4(a) at any time prior to the date that is twelve (12) months after the date on which the Company receives notice of (or the President or the Secretary of the Company otherwise has actual knowledge of) the events giving rise to such repurchase right (the “Repurchase Period”).

(c) Purchase Price Determination. The purchase price payable by the Company for each Acquired Share for which it exercises a repurchase right pursuant to this Section 4 shall be as follows:

(i) if the repurchase right arises under Section 4(a)(i), Section 4(a)(iii) or Section 4(a)(iv), the purchase price shall be the lesser of (A) the Purchase Price, as adjusted pursuant to Section 15(a) of the Plan, and (B) the Fair Market Value (determined in accordance with the Plan) as of the date of the event giving rise to the Company’s repurchase right; and

(ii) if the repurchase right arises under Section 4(a)(ii) or Section 4(a)(v), the purchase price shall be the Fair Market Value (determined in accordance with the Plan) as of the date of the event giving rise to the Company’s repurchase right.

(d) Exercise of Repurchase Right. To exercise such repurchase right, the Company must provide the Holder with a notice of exercise (a “Repurchase Notice”) during the Repurchase Period. The Repurchase Notice shall state that the Company is exercising its repurchase right, the number of Acquired Shares for which the Company is exercising its repurchase right, the purchase price payable by the Company for such shares (determined in accordance with Section 4(c)) and the date on which the repurchase of such shares will be settled (which date shall be no later than thirty (30) days after the Repurchase Notice is delivered to the Holder).

(e) Closing of Repurchase. The settlement of the Company’s repurchase of such Acquired Shares will be effected by the Holder’s delivery to the Company of the certificate(s) representing such shares (properly endorsed for transfer), free and clear of all liens and encumbrances, and such other instruments of transfer as the Company may reasonably request, against payment by the Company to the Holder of the purchase price in cash (by check or such other means as the Company and the Holder may agree) or by cancellation of indebtedness owed by the Holder to the Company.

5. Bring Along Rights.

(a) Approved Sale Covenants. If the Company provides written notice to a Holder that a Sale of the Company (as defined below) has been approved by a majority of the Board (an “Approved Sale”), each Holder shall (i) vote for such Approved Sale at any meeting of the stockholders of the Company or execute a written consent in lieu of such meeting to consent to and approve such Approved Sale (to the extent any such vote or consent is required to effect the Approved Sale or is otherwise desired by the Company), (ii) waive any dissenters’ rights, appraisal rights and other similar rights with respect to the Approved Sale and otherwise raise no objections against such Approved Sale or the process by which it was arranged, (iii) cooperate fully with the Company (and the purchasers) to effectuate the Approved Sale and (iv) execute and deliver such documents and instruments, and take such other actions, as the Company (and the purchasers) may reasonably request to effect the Approved Sale, including, without limitation, the execution of any merger, sale, redemption or other similar agreement and the making of customary representations, warranties and indemnifications (including participating in any escrow arrangements and similar arrangements). As used herein, “Sale of the Business” shall mean any transaction or series of related transactions (whether structured as a stock sale, recapitalization, merger, consolidation, reorganization, asset sale, joint venture or otherwise) negotiated on an arm’s-length basis that results, directly or indirectly, in the sale or transfer of all or substantially all of the assets of the Company or eighty percent (80%) of more of the shares of capital stock of the Company to an unaffiliated third party.

(b) Allocation of Liability. In connection with an Approved Sale, each Holder agrees to be severally liable (on the basis of such Holder’s pro rata share of the proceeds from the Approved Sale) for any indemnification or other obligations of the stockholders of the Company (through an acquisition agreement, contribution agreement or as otherwise requested by the Company), except that (i) the Holder shall not be liable for any obligations that relate specifically to another stockholder (such as indemnification with respect to representations and warranties given by such other stockholder regarding such other stockholder’s title to and ownership of capital stock) and (ii) the Holder may be solely liable for any obligations that relate specifically to such Holder.

(c) Conditions to Covenants. The covenants and obligations of a Holder with respect to an Approved Sale are subject to the conditions that (i) the consideration payable in connection with the Approved Sale and available for distribution to the stockholders of the Company must be allocated among such stockholders in accordance with the liquidation priorities set forth in the Certificate of Incorporation of the Company (as it may be amended and in effect from time to time) and (ii) each holder of a particular class or series of capital stock of the Company receives the same form and amount of consideration per share (and if any holder of a particular class or series of capital stock is given an option as to the form or amount of consideration to be received, all holders of such class or series must be given the same option).

(d) Purchaser Representative. If the Company enters into any negotiation or transaction for which Rule 506 promulgated by the Securities and Exchange Commission (the “SEC”) or any similar rule then in effect may be available, the Holder (if not then an “accredited investor” within the meaning of Rule 501(a) promulgated by the SEC) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the SEC) approved by the Company and the Company will pay the fees of such purchaser representative. If the Holder declines to appoint the purchaser representative approved by the Company, the Holder must appoint another purchaser representative and will be solely responsible for the fees of the purchaser representative so appointed.

(e) Sale Expenses. The Holder will bear his, her or its pro rata share (on the basis of such Holder’s pro rata share of the proceeds from the Approved Sale) of the reasonable costs of any Approved Sale (but only if the Approved Sale is actually consummated).

(f) Proxy Granted. For the purpose of enforcing the Holder’s obligations pursuant to this Section 5, each Holder hereby grants to the President of the Company, with respect to all of such Holder’s shares of capital stock of the Company entitled to vote, an irrevocable proxy (which is coupled with an interest) for the term of this Section 8 to act in such Holder’s name, place and stead, as such Holder’s true and lawful proxy and attorney-in-fact, to (i) vote such shares of capital stock at any annual, special or other meeting of the stockholders of the Company and at any adjournment thereof or pursuant to any consent in lieu of a meeting, or otherwise, in favor of an Approved Sale and (ii) execute such documents and instruments, and take such other actions, as the Company may deem necessary or advisable to consummate an Approved Sale and to effect the distribution of the net proceeds thereof, all with the full power and authority to do and perform everything proper and necessary or advisable to carry out and execute this proxy and power of attorney to the same extent as such Holder could do if personally present and acting in the premises.

6. Termination of Rights; Legends.

(a) Termination of Certain Provisions upon IPO. Section 2, Section 3, Section 4 and Section 5 shall terminate immediately upon the closing of, and shall not be applicable to, the Company’s first firm commitment underwritten public offering of its Common Stock pursuant to a registration statement under the Securities Act (excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) in which the gross public offering proceeds to the Company are not less than twenty-five million dollars ($25,000,000).

(b) Required Certificate Legends. Each certificate representing Acquired Shares shall bear on its face the following legend so long as Section 2, Section 3, Section 4 and Section 5 remain in effect:

The shares of Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or any other jurisdiction, and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or pursuant to an exemption from registration thereunder, the availability of which is to be established to the satisfaction of the corporation.

The shares of stock represented by this certificate are subject to certain restrictions on transfer and to certain agreements relating to the voting and disposition of such shares pursuant to the terms of a Performance Share Award Agreement between the issuer of such shares and the initial holder of such shares. A copy of such restrictions and agreements will be furnished by the issuer to the record holder of this certificate without charge upon written request to the issuer at its principal place of business or registered office.

7. Market Stand Off.

Each Holder agrees that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that such Holder not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any shares of Common Stock or other securities of the Company held by such Holder, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. Each such Holder further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to each such Holder’s Common Stock or other securities of the Company until the end of such period.

8. Not an Employment or Service Contract.

This Agreement is not an employment or service contract. Nothing in this Agreement shall be deemed to create any obligation of the Recipient to continue in the employ or service of the Company (or an Affiliate) or any obligation of the Company (or an Affiliate) to continue the Recipient’s employment or engagement.

9. Withholding Obligations.

The Company may require the Recipient to pay to the Company (or the Company’s Subsidiary if the Recipient is an employee of a Subsidiary of the Company), an amount the Company deems appropriate to satisfy its (or its Subsidiary’s) current or future obligation to withhold federal, state or local income or other taxes that the Recipient incurs as a result of the Award. With respect to any required tax withholding, the Recipient may (a) direct the Company to withhold from the shares of Common Stock to be issued to the Recipient under this Agreement shares to satisfy such withholding, which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Common Stock sufficient to satisfy such withholding, based on the shares’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy such withholding obligations. If the Recipient desires to elect to use the stock withholding option described in subparagraph (a), the Recipient must make the election at the time and in the manner the Company prescribes. The Company, in its discretion, may deny the Recipient’s request to satisfy tax withholding using a method described under subparagraph (a) or (b). In the event the Company determines that the aggregate Fair Market Value of the shares of Common Stock withheld as payment of any tax withholding is insufficient to discharge its tax withholding obligation, then the Recipient must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

10. Section 83(b) Election.

In the event Recipient determines to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (an “83(b) Election”) (a form of which is attached hereto as Exhibit A), the Recipient hereby represents that he understands (a) the contents and requirements of the 83(b) Election, (b) the application of Section 83(b) of the Code to the receipt of the Performance Shares by the Recipient pursuant to this Agreement, (c) the nature of the election to be made by the Recipient under Section 83(b) of the Code, (d) the effect and requirements of the 83(b) Election under relevant state and local tax laws, (e) that the 83(b) Election must be filed with the Internal Revenue Service within thirty (30) days following the Grant Date, and (vi) that the Recipient must submit a copy of such election to the Company.

11. Notices.

Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to any Holder, five (5) days after deposit in the United States mail, postage prepaid, addressed to such Holder at the last address provided to the Company.

12. Governing Plan Document.

The Performance Shares are subject to all of the provisions of the Plan and are further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

By signing the Grant Notice or otherwise accepting the Performance Shares, the Recipient agrees to be bound by terms of the Agreement and the Plan.

EXHIBIT A

October __, 2021

Certified Mail
Return Receipt Requested

Department of the Treasury
Internal Revenue Service Center
Austin, TX 73301-0002

Re: § 83(b) Election

Dear Sir or Madam:

Enclosed please find a signed election under § 83(b) of the Internal Revenue Code in connection with my receipt of shares of restricted stock in ASP Isotopes Inc.

Sincerely,

Paul Mann

Enclosure

October __, 2021

By Hand Delivery

ASP Isotopes Inc.

[ADDRESS]

Re: § 83(b) Election

Enclosed please find a copy of the election I have filed pursuant to § 83(b) of the Internal Revenue Code. This copy is being furnished to you in accordance with Treasury Regulation § 1.83-2(d).

Sincerely,

Paul Mann

Enclosure

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Section 1.83-2 of the regulations.

1. The taxpayer who performed the services is:

Name:	Paul Mann
Address:	________________________________________ ________________________________________
Social Security No.:	________________________________________
Taxable Year:	2021

2. The property with respect to which the election is made is __________ shares of the voting common stock of ASP Isotope Inc., a Delaware corporation (the “Company”).

3. The property was transferred to the undersigned on October __, 2021.

4. The property is subject to forfeiture conditions pursuant to which the Company has the right to acquire the property without compensation to the taxpayer if the Company fails to meet certain performance conditions set forth in the Award Agreement. The property may not be sold, assigned, transferred, pledged or otherwise encumbered until the forfeiture conditions lapse.

5. The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $[_____]

6. For the property transferred, the undersigned paid no purchase price.

7. The amount to include in gross income is $[_____]

8. A copy of this statement was furnished to the Company for whom taxpayer rendered the services underlying the transfer of such property.

9. This statement is executed on October __, 2021.

__________________________________ Signature of Taxpayer’s Spouse (if any)	__________________________________ Signature of Taxpayer

This election must be filed within 30 days after the date of transfer with the Internal Revenue Service Center with which taxpayer files his or her federal income tax returns. This filing should be made by registered or certified mail, return receipt requested. Taxpayer must retain a copy for his or her records.

AMENDMENT TO PERFORMANCE SHARE AWARD GRANT NOTICE

ORIGINALLY DATED OCTOBER 5, 2021

The section titled “General” in the Vesting Conditions stated in Attachment A of the PSU award grant notice will be replaced with the following:

General

The number of Performance Shares that may become vested and nonforfeitable will range from zero to 1,500,000 depending on the Adjusted Share Price on the Measurement date and other factors, as described below.

If on the Measurement Date, the Adjusted Share Price:

(a)	is less than $0.25, then all Performance Shares covered by this award will be immediately forfeited for no consideration;

(b)	equals or exceeds $0.50, then the Recipient will vest in 20% of the Performance Shares on the Measurement Date;

(c)	equals or exceeds $0.75, then the Recipient will vest in 40% of the Performance Shares on the Measurement Date;

(d)	equals or exceeds $1.00, then the Recipient will vest in 60% of the Performance Shares on the Measurement Date;

(e)	equals or exceeds $1.25, then the Recipient will vest in 80% of the Performance Shares on the Measurement Date; and

(f)	equals or exceeds $1.50, then the Recipient will vest in 100% of the Performance Shares on the Measurement Date;

provided, however, that if the Adjusted Share Price exceeds any of the above-mentioned prices for 90 consecutive trading days before the Measurement Date, then the Recipient will immediately vest the appropriate number of Performance Shares. For avoidance of doubt, termination of the Recipient’s Continuous Service for any reason shall not result in the forfeiture of any Performance Shares covered by this Award.

This Amendment has been duly executed by the parties as of the first date written above

Accepted and agreed:

ASP ISOTOPES INC		RECIPIENT

By:	/s/ Robert Ainscow	By:	/s/ Paul Mann
Date:	10/07/2021	Date:	10/07/2021
Print Name:	Robert Ainscow	Print Name:	Paul Mann
Title:	V-P.	Address:	1108 SE STRATHMORE DRIVE
PORT SAINT LUCIE,
FLORIDA 34952